UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 26, 2010

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-31434	75-1458323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 S. CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

As previously disclosed on April 16, 2010, APS Financial Corporation (“APS Financial”), the broker-dealer subsidiary of American Physicians Service Group, Inc., received a notice from the staff of the Financial Industry Regulatory Authority (“FINRA”), notifying it that the staff has made a preliminary determination to recommend that a disciplinary action be brought against the broker-dealer.  The allegations were that, in 2005 and 2006, APS Financial charged excessive markups in 59 transactions, out of approximately 2,000 transactions conducted during the time period.  FINRA’s allegations were that approximately $1.27 million of excessive markups were charged on these 59 transactions.

Prior to receiving FINRA’s notice, the company had made a preliminary decision to exit the financial services business and had been actively marketing the segment for sale.  That decision was based on the weak financial performance of the financial services business in recent years and concerns that a return to materially improved, sustained financial performance would require more capital than could be produced from the financial services segment’s operations.  These factors were also considered in determining whether to contest the FINRA staff allegations, and whether to commit the financial and other resources necessary to mount an effective defense in the proposed disciplinary action.  After careful consideration, legal counsel to the company approached FINRA with a suggestion for a resolution of the proposed disciplinary action by exiting the financial services business.  Negotiations with FINRA ensued, resulting in a Letter of Acceptance, Waiver and Consent, effective August 26, 2010 (the “FINRA Consent Order”), pursuant to which APS Financial, without admitting any allegation against it, agreed to permanently surrender its license to conduct business as a broker-dealer in exchange for termination of the proposed disciplinary action.  APS Financial is not required to pay any fines, penalties or other levies as a result of the settlement.

As previously disclosed in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, prior to receiving the FINRA Consent Order, the company had begun making plans to discontinue the day-to-day operations of APS Financial.  The cessation of operations of our financial services segment is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010	American Physicians Service Group, Inc.
Signed: /s/ Marc J. Zimmermann
Name: Marc J. Zimmermann
Title: Senior Vice President – Finance and Chief Financial Officer